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                         AGREEMENT FOR PROFESSIONAL SERVICES

UT Agreement No. UB0169

    This Agreement for Professional Services is made by and between BULL HN INFORMATION SYSTEMS INC. by its UniKix Technologies Division, having a place of business at 13400 N. Black Canyon Highway, Building B, Suite 100, Phoenix, AZ 85029, (hereinafter "UT") and CCS TECHNOLOGY GROUP, INC., having a place of business at 900 Winderley Place, Maitland, FL 32751 (hereinafter "CUSTOMER").

                                 W I T N E S S E T H:

    WHEREAS, UT provides professional services related to the current business needs of CUSTOMER; and

    WHEREAS, UT is willing to provide such profession services to CUSTOMER in accordance with the terms and conditions of this Agreement; and

    WHEREAS, CUSTOMER desires to authorize UT to provide professional services in accordance with the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the covenants contained herein, and other good and valuable considerations, the parties hereto agree as follows:

Article 1 - Mutual Commitment and Cooperation

1.1 Subject to the terms and conditions of this Agreement, UT shall provide professional migration services (the "Services") as necessary to migrate CUSTOMER selected CICS/COBOL application programs (the "Programs") from CUSTOMER's mainframe to its UNIX open system environment (the "Deliverables"). UT shall commit the reasonable effort of its organization and personnel to cause such Services to meet the priorities, delivery schedules, and objectives mutually developed by UT and CUSTOMER, which shall be documented and set forth in a project plan (the "Statement of Work"), attached hereto as Exhibit A.

1.2 Prior to the commencement of Services, each party shall appoint a qualified technical coordinator (the "Project Manager"), who shall have authority to act for and on behalf of the party represented, to make binding technical decisions with respect to the specifications of the Statement of Work, to reduce such technical decisions to writing, and to supervise and coordinate all responsibilities of the parties under this Agreement. UT and CUSTOMER agree that Project Managers shall not have authority to modify or otherwise amend the terms and conditions of this Agreement, except as provided in Article 5 hereto. Either party may make


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    changes in its assigned personnel upon written notice to the other party.

1.3 The Statement of Work shall include, among other things, a specification detailing the Deliverables contemplated under this Agreement, and test criteria (the Test Plan), against which, UT or CUSTOMER or both, will measure and test the Deliverables to ensure conformance to the Statement of Work. Prior to the commencement of Services by UT, each Project Manager shall indicate concurrence with the final Statement of Work by placement of a signature thereto.

1.4 CUSTOMER agrees to cooperate with UT in every reasonable way by, among other things, (a) providing UT access to CUSTOMER's computing system environment, providing UT object and source code copies of the Programs to be migrated, and (c) promptly responding to UT requests for CUSTOMER information, data, operating procedures, and such other materials and assistance as may be necessary to enable UT to successfully perform Services.

1.5 CUSTOMER acknowledges it may incur additional charges under this Agreement, in the event CUSTOMER makes changes to its Programs after the date of UT commencement of Services, if such changes render the Deliverables non-conforming with the specifications contained in the Statement of Work, and if such changes necessitate additional work by UT to synchronize the Deliverables to ensure conformance with CUSTOMER Program changes.

1.6 Performance of this Agreement shall be accomplished at the facilities of UT, Phoenix, AZ or at CUSTOMER's site, or at other facilities mutually agreeable to the parties as specified during the performance of this Agreement.

1.7 Nothing in this Agreement shall transfer ownership of methodology, software programs or other intellectual property of UT, or limit in any way, UT's ownership or right to use the methodologies or design concepts employed or produced under this Agreement, except as may be provided in
    Article 9.2.

Article 2 - Payment Terms

2.1 CUSTOMER agrees to pay UT $57,500, for the Services provided under this Agreement, in accordance with the following milestone payment schedule:

    Milestone                                                   Amount

    2.1.1     Upon Project Initiation                           $17,500

    2.1.2     Upon UT Delivery of the Verification
               Documents                                        $17,500


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    2.1.3     Upon Completion of Training and Consulting
              Services (2 Weeks)                                $17,500

    2.1.4     Upon Completion of Test Grace Period              $ 5,000

                                                      Total     $57,500

2.2 UT shall invoice CUSTOMER in installments, the amount associated with each payment milestone set forth in Article 2.1. CUSTOMER payments to UT shall not be contingent upon any testing of the Deliverables performed by CUSTOMER following UT conveyance of the completed Deliverables to CUSTOMER.

2.3 For purposes of the payment at Article 2.1.1, UT will invoice CUSTOMER upon initiation of the Project.

2.4 For purposes of the payments at Articles 2.1.2, and 2.1.3, UT shall invoice upon UT delivery to CUSTOMER of the completed Deliverables in accordance with the Statement of Work.

2.5 For purposes of the payment at Article 2.1.4, UT shall invoice CUSTOMER following the test grace period defined in Article 2.1.4.

2.6 The payments specified herein shall not be construed to include local, county, state or federal sales, use, excise, personal property, or other similar taxes, if applicable (but excluding taxes based upon UTs income), and all such applicable taxes shall be assumed and paid for by Motorola.

2.7 In addition to the amounts set forth in Article 2.1, if applicable, UT will invoice CUSTOMER on a monthly basis for the reasonable travel and living expenses of UT personnel for any travel outside the State of Arizona, requested and authorized by CUSTOMER related to UTs performance of Services under this Agreement.

2.8 CUSTOMER shall pay all UT invoices within thirty (30) days of CUSTOMER receipt thereof.

2.9 Services requested by CUSTOMER which are in addition to those defined and mutually agreed in the Statement of Work, when agreed to by UT, will be invoiced by UT at its then current rates for such Services, plus any reasonable out-of-state travel and living expenses of UT personnel which may be required and authorized by CUSTOMER to enable UT to perform the additional Services.

2.10 In the event of termination or expiration of this Agreement, CUSTOMER shall be obligated to pay UT any outstanding payments for Services work completed up


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     to the date of such termination or expiration, or as otherwise specified herein, and CUSTOMER's obligation of payment shall survive any such termination or expiration of this Agreement.

2.11 Payment terms set forth in this Article 2.0, are subject to change pending UT's verification and approval of CUSTOMER's financing arrangements and credit status.

Article 3 - Term

3.1 This Agreement shall become effective upon execution by the parties, and shall continue to be in effect until completion of the Services by UT, unless otherwise terminated in accordance with this Article 12.

Article 4 - License

4.1 CUSTOMER hereby grants to UT, and UT accepts, a non-exclusive, non-transferable, royalty free license under CUSTOMER's intellectual property rights, to use, reproduce, modify, and if applicable, prepare derivative works of the Programs, be they CUSTOMER developed Programs or Programs licensed by CUSTOMER from a third party, solely for the purpose of enabling UT to perform Services. Such license shall include both object and source code, including any instruction or operating documentation related thereto.

Article 5 - Change Orders

5.1 It is mutually acknowledged that changes in the configuration, specifications, time and place of delivery, pricing and payment terms for Services, or which otherwise require additional or diminished work, may be desirable in light of actual experience gained in the course of UT performance of Services, or as CUSTOMER redefines its needs. Accordingly, either party shall be entitled to propose changes to such terms by written notice at any time delivered to the other party. The parties agree to consider such a proposed change in good faith, and to make a faithful effort to accept equitable adjustments where appropriate to accomplish the mutual objectives of the parties. If such a proposed change is accepted, it shall be reduced to a formal, written order ("Change Order"), signed by both parties Project Managers prior to execution thereof. Change Orders shall amend, and be affixed to, the Statement of Work.

5.2 If CUSTOMER proposes a change upon which the parties cannot reach agreement, and CUSTOMER in good faith believes its change is feasible and necessary for its operational objectives, CUSTOMER may (in its discretion), terminate this Agreement, provided that CUSTOMER compensates UT on a prorated basis for Services rendered and items procured or delivered through the


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     date of such termination.  In no event, however, shall CUSTOMER be required to pay UT more than the amounts that have become due and payable through the actual date of termination.

Article 6 - Delays

6.1 UT shall be entitled, at its sole discretion, to adjust its delivery schedules, and reassign idled UT personnel, for delays of five (5) days duration caused by (a) CUSTOMER non-responsiveness to its obligations hereunder, including but not limited to, CUSTOMER failure to deliver Programs and/or other requisite software, files, and documentation in the form and manner specified in the Statement of Work, or (b) contract employees or other third party service providers of CUSTOMER who are performing services having cross dependencies to UT's performance, and which will impede UT's timely performance if such cross dependencies are not delivered within the timeframe specified by CUSTOMER in the Statement of Work. In the event such delays as stated in the foregoing exceed ten (10) days duration, UT shall have the right to assess downtime fees on a time and materials basis for those UT personnel idled by such delays, and UT may invoice project milestones in accordance with the original delivery dates as agreed by the parties prior to such delays.

Article 7 - Development Tools

7.1 Subject to the restrictions set forth in this Article 7.1, UT will, upon completion of Services, provide CUSTOMER an undocumented, data migration tool in machine executable form (hereinafter the "Tool"), at no charge, for use by CUSTOMER for its internal business purposes only, and further restricted to use by CUSTOMER only with Programs running on UT Programs, and/or for migration of CUSTOMER's application programs to run on UT Programs. CUSTOMER acknowledges that the Tool is provided "AS IS". UT makes no warranty or representation, express or implied, with respect to the completeness, reliability, accuracy, effectiveness, performance or operation of the Tool, or regarding merchantability, or fitness for a particular purpose. UT does not support the Tool, or provide training in use of the Tools. CUSTOMER waives any and all claims it may have against UT arising out of CUSTOMER's use of the Tools, or any results obtained therefrom.

Article 8 - Deliverables Warranty

8.1 UT warrants that Services provided hereunder will be performed in a professional manner by UT, using well qualified individuals and in accordance with generally recognized commercial practices and standards.

8.2 UT further warrants for a period of sixty (60) days from the date of UT delivery of


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     the migrated source code to CUSTOMER (the "Warranty Period"), that all source code delivered will be "clean compiled" and verified for successful execution as provided in Section 2.2 of Exhibit A, Statement of Work. UT does not warrant, and expressly disclaims, that the source code provided by UT will execute in CUSTOMER's environment with CUSTOMER's data. If during the Warranty Period CUSTOMER demonstrates to UT that the source code subject of this warranty is not clean compiled, UT will remedy, without charge to CUSTOMER, any and all parts of the source code found to be defective or nonconforming to the Statement of Work. UT will begin to correct defective or nonconforming code immediately upon CUSTOMER's notice to UT, and shall continue diligently until the defect or nonconforming code is corrected.

8.3 UT's entire liability and CUSTOMER's exclusive remedy as it relates to the warranty respecting delivered source code shall be as set forth in
     Article 8.2.

8.4 EXCEPT AS STATED IN THIS ARTICLE 8.0 UT MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE OR OF MERCHANTABILITY. UT ASSUMES NO RESPONSIBILITY WITH RESPECT TO THE USE BY CUSTOMER OR ITS EMPLOYEES OR CLIENTS OF THE SERVICES OR DELIVERABLES.

Article 9 - Indemnification

9.1 CUSTOMER shall defend or settle at its expense any action brought against UT to the extent that it is based on a claim that any Program used within the scope of this Agreement infringes a patent, copyright or trade secret, or other proprietary rights of third parties, provided that UT notifies CUSTOMER promptly in writing of the claim, allows CUSTOMER fully to control the defense or settlement of such claim, and does not agree to any settlement of such claim without CUSTOMER's prior written consent. Should any Program become; or in CUSTOMER's opinion be likely to become, the subject of any claim of infringement, CUSTOMER shall notify UT and UT shall promptly discontinue any use of the Program. CUSTOMER will pay any costs and damages finally awarded or for any settlement made with CUSTOMER's prior written consent and will reimburse UT for its reasonable attorney's fees incurred in connection therewith.

9.2 Each party shall indemnify the other and hold the other harmless from and against any and all damages, expenses, liabilities and claims for any injuries to or death of each parties' personnel arising from the other party's negligence or intentional misconduct while present on the premises of either party in connection with the performance of the Services.


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Article 10 - Ownership and Confidentiality

10.1 CUSTOMER represents and warrants that it has all rights and licenses necessary to grant UT the license in Article 4.1 hereto.

10.2 UT agrees that any Deliverables created by UT hereunder shall be deemed a "work made for hire" under the United States copyright laws (17 U.S.C.
     Section 101), as such may be amended. If any court of competent jurisdiction determines that such derivative work is not a "work made for hire", UT hereby agrees to irrevocably assign and hereby irrevocably assigns its copyright rights to CUSTOMER.

10.3 Expressly excluded from the provisions of Article 10.2 are any preexisting development tools of any kind which UT may provide for purposes of performing Services, and UT shall retain any and all right, title, and ownership it may have to UT's preexisting development tools and material.

10.4 UT has no right, title or interest in the Programs except as provided herein. UT acknowledges CUSTOMER's representation that the Programs constitute, contain and embody valuable confidential information, trade secrets and proprietary rights of CUSTOMER and its licensors. UT agrees to protect and maintain the complete confidentiality of the Programs, including but not limited to agreeing (i) to restrict access to the Programs to those employees, including contract employees, who require such access to enable UT to use the Programs hereunder and who have executed a nondisclosure agreement with UT and (ii) to secure and protect the Programs, including erasure thereof prior to disposing the media, consistent with the maintenance of CUSTOMER's and others' rights therein. UT will ensure that all of CUSTOMER's and other third party's proprietary notices, including but not limited to any trademark, copyright or other proprietary rights notices, are reproduced and maintained on all copies of the Programs, and UT will not remove any such markings from the Programs. UT shall have no right to affix its own copyright notices to the Programs. UT will promptly notify CUSTOMER in the event that any unauthorized party obtains access to the Programs through UT.

10.5 All written information provided by CUSTOMER to UT in connection with Services performed under this Agreement, including that information and material which was delivered to UT prior to the execution of this Agreement, and which is identified in writing as proprietary information will be safeguarded by UT during the term of this Agreement, and for a period of two (2) years thereafter, to the same extent that UT safeguards like information relating to its own business. UT bears no responsibility for safeguarding information which is publicly available, already in UT's possession or known to UT, or rightfully obtained by


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     UT through third parties.

Article 11 - Limitations of Liability

11.1 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT AND NOTWITHSTANDING THE FORUM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT BY CUSTOMER AGAINST UT, CUSTOMER AGREES THAT UT'S AGGREGATE LIABILITY, IF ANY, TO CUSTOMER FOR ANY LOSS, DAMAGE, CLAIM, LIABILITY OR EXPENSES OF ANY KIND (INCLUDING WITHOUT LIMITATION, LOSS OF BUSINESS OR SAVINGS TO CUSTOMER) CAUSED DIRECTLY OR INDIRECTLY BY THE PERFORMANCE OR NONPERFORMANCE OF SERVICES PURSUANT TO THIS AGREEMENT OR BY THE NEGLIGENCE, ACTIVE OR PASSIVE OF UT, SHALL BE EXCLUSIVELY LIMITED TO ACTUAL MONEY DAMAGES IN AN AMOUNT NOT TO EXCEED THE TOTAL DOLLAR AMOUNT ACTUALLY PAID BY CUSTOMER TO UT UNDER THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL UT BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR FOR REPROCUREMENT COSTS OR LOST PROFITS, DESPITE THE POSSIBILITY THAT SUCH DAMAGES MAY BE KNOWN TO UT.

11.2 In no event shall UT be liable for any loss, injury, or damage resulting in whole or in part from acts of God or civil or military authorities, fire, communications or transmission problems, computer malfunctions, or any cause of a similar or different nature beyond the control of UT to prevent or provide against.

11.3 CUSTOMER agrees that the Services provided hereunder are wholly advisory in nature and are based on information, judgments and decisions made by CUSTOMER. The parties further agree that any Deliverables provided by UT are designed to be utilized by CUSTOMER's professionals and managers and that such use shall be solely CUSTOMER's responsibility and the product of CUSTOMER's professional judgment.

11.4 No action in any form arising out of this Agreement shall be instituted more than two (2) years after the cause of action has arisen.

Article 12 - Term and Termination

12.1 CUSTOMER may terminate this Agreement upon ten (10) days written notice. In such event, however, CUSTOMER shall be required to pay UT the amounts that have become due and payable through the actual date of termination, plus the amounts that would otherwise have become due and payable through the date of the next milestone scheduled to be accomplished.


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12.2 UT may terminate this Agreement by written notification to CUSTOMER that
     CUSTOMER failed to comply with any material term or material condition of this Agreement and has failed to cure such default within ten (10) days after its receipt of notice thereof.

12.3 CUSTOMER agrees to return the original and any copy of Programs licensed hereunder to UT within five (5) days after any termination of this Agreement or the license granted herein.

12.4 Termination of this Agreement shall not relieve CUSTOMER or UT of those obligations under this Agreement that, by their terms, survive any termination.

Article 13 - Independent Contractor

13.1 It is mutually understood and agreed that in the performance of this Agreement, UT will not be subject to the control or direction of CUSTOMER as to the means or method of performing Services, and that UT is acting as an independent contractor and shall not for any purpose be deemed an employee of CUSTOMER.

Article 14 - Waiver, Severability and Non-Assignability

14.1 All rights of each party hereunder are separate and cumulative, and no one of them, whether exercised or not exercised, will be deemed to be an exclusion of any other right, and will not limit or prejudice any other legal or equitable right which it may have.

14.2 Should any part of this Agreement for any reason be declared invalid or void, such decision shall not affect the remaining portion which will remain in full force and effect as if the Agreement had been executed with the invalid portion eliminated.

14.3 CUSTOMER may assign this Agreement in whole or in part only with the prior written consent of UT. UT may assign this Agreement in whole or part and all or part of the payments to the extent that UT's obligations to CUSTOMER are not affected.

Article 15 - Governing Law

15.1 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. UT and CUSTOMER agree that with respect to any dispute or claim arising out of or relating to this Agreement or any alleged breach thereof, jurisdiction and venue shall lie exclusively in the United States District Court for Massachusetts (Boston) and UT and CUSTOMER hereby irrevocably agree to


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     submit to the jurisdiction of such court.

Article 16 - Entire Agreement

16.1 This Agreement, shall constitute and define the entire and complete rights of the parties hereto and supersedes all prior oral and written proposals and communications. In no event shall there be any implied contract asserted by either party except as herein stipulated.


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    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed and executed with the intention of becoming legally bound thereby.

CUSTOMER:

CCS TECHNOLOGY GROUP, INC.             BULL HN INFORMATION SYSTEMS INC.,
                                       by its UniKix Technologies Unit

/s/ Daniel P. Starros                  /s/ Alfred W. Randall
----------------------------------     --------------------------------------
(Signature with Authority)             (Signature with Authority)


Daniel P. Starros                      Alfred W. Randall
----------------------------------     --------------------------------------
(Printed Name)                         (Printed Name)


Chief Information Officer              Director, Contract Administration
----------------------------------     --------------------------------------
(Title)                                (Title)

12/13/95                               12/11/95
----------------------------------     --------------------------------------
(Date)                                 (Date)


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                                      EXHIBIT A

                                  STATEMENT OF WORK

                              CCS Technology Group, Inc.

                                  Migration Project









                                  Revised  12/11/95









                           Prepared by UniKix Technologies
                            13400 N. Black Canyon Highway
                                  Bldg. B, Suite 100
                                Phoenix, Arizona 8S029


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                                  Table of Contents

PROJECT OVERVIEW                                                            1

SECTION 1:    SCOPE OF PROFESSIONAL SERVICES                                2

   SECTION 1.1:  PROGRAM QUANTITIES FOR MIGRATION                           2

   SECTION 1.2:  TRAINING                                                   3

   SECTION 1.3:  PROFESSIONAL CONSULTING SERVICES                           3

   SECTION 1.4:  PROJECT MANAGEMENT                                         3

   SECTION 1.5:  PAYMENT MILESTONES                                         3

SECTION 2:    MIGRATION STRATEGY                                            4

   SECTION 2.1:  DEFINITION OF THE MIGRATION PROCESS                        4

   SECTION 2.2:  DEFINITION OF THE TESTING PROCESS                          5

   SECTION 2.3:  ENVIRONMENTS                                               5

   SECTION 2.4:  PROJECT RESPONSIBILITIES                                   6

   SECTION 2.5:  DELIVERABLES                                               7

   SECTION 2.6:  RESOURCE ALLOCATION                                        8

SECTION 3:    ASSUMPTIONS                                                   9

SECTION 4:    APPROVALS                                                    10

APPENDIX A:   CCS APPLICATION INVENTORY LISTING                            11


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APPENDIX B:   INITIAL PROJECT PLAN                                         12


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PROJECT OVERVIEW

This document presents a Statement of Work for the migration of 4 modules within CCS Technology Group, Inc.'s VISION PLUS Release 2.1 financial system to a UNIX-based SUN hardware platform for the purpose of downsizing the application. UniKix Technologies (UT) is providing its professional migration to CCS Technologies Group, Inc. under the Professional Service Agreement #UB0169.

CCS Technology Group, Inc. (CCS) will determine a functionally representative BASELINE of the 4 modules, to include all batch and on-line programs, copybooks, maps, and JCL. This BASELINE will serve as the definition of all source to be included in the migration. CCS Technologies Group, Inc. will present a detail document referred to as Appendix A - CCS Application Inventory Listing containing a list of all programs, naming conventions, transaction codes, and copybooks that are part of the BASELINE.

The four modules to be migrated were identified during the initial audit process and include:

    Customer Authorization System                (CAS)
    Credit Management System                     (CMS)
    Security Sub System and Common Routines      (SSC)
    Accounts Services Management                 (ASM)

CCS Technology Group, Inc. will create tapes, containing the BASELINE when the VISION PLUS Release 2.1 is available on November 6, 1995, according to the tape requirements provided by UniKix Technologies and forward the application tapes to UniKix Technologies in Phoenix, Arizona, where the application programs will be unloaded, analyzed and migrated to run on the UNIX platform using the UniKix OLTP product. During this migration project there will be NO file conversion and subsequently NO Acceptance Testing. Online testing will be limited to a review of the screen format against the CCS provided documentation. Batch testing will be limited to running the provided and specified JCL/ARZJCL2 (limited to 98 steps) and ARZJCL2C (limited to 45 steps) through EBM in verify mode to a condition code of 0. One batch program will be executed to test the I/O module to ensure that it will write out a header and trailer record. CCS is required to provide UT a document describing the content of the header and trailer record.

The CCS Technology Group. Inc.'s Source Management functionality will not be converted as part of the professional services agreement. All programs, JCL and control cards pertaining to the Source Management will not be migrated.

When the source code migration is complete, CCS personnel will have 1 week of UniKix Product Training to be followed by 1 week of consulting service at UT's Phoenix


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Facility using the CCS source code.

UniKix Technologies will offer their services for the subsequent tasks beyond the source code migration as Professional Consulting Services to be requested by the client for those tasks when they need assistance. Once the Professional Consulting Services Contract has been authorized, CCS can utilize the environment set up for the migration at the UniKix Phoenix facility for testing, along with UT consulting services for the time period established in the consulting services contract.

Section 1: Scope of Professional Services

This section describes the services to be included in the migration related to the professional services estimate provided.

Section 1.1: Program Quantities for Migration

The VISION PLUS Release 2.1 source programs that will be migrated are defined in detail in Appendix A - CCS Application Inventory Listing supplied by CCS Technology Group, Inc. at the onset of the project. The following list quantifies the number of programs and files; and the cost of the migration for the items that were presented during the initial audit process dated 8/14/95 and the additional ASM module dated 9/27/95.

The intent of CCS Technology Group, Inc. is to use the VISION 2.1 product line as the BASELINE for initial Fixed Price Quote. However, CCS Technologies Group, Inc. wishes to migrate the VISION PLUS Release 2.1 beginning on December 18, 1995. At the time of delivery, the VISION PLUS Release 2.1 source will be compared with the VISION 2.1 source previously received by UT and a change order will be created for any additional programs, maps, copybooks, or JCL.

                                                                     PRICE
                                                                   ----------

Migration Preparation and Setup                                    $10,000.00

CICS Table Setup                                                   $ 2,000.00

Migration of 263 On-line COBOL programs to the UniKix environment  $ 8,876.00

Migration of 227 BMS mapsets to function with the migrated
programs                                                           $ 2,270.00

Migration of 502 Batch COBOL programs to the UniKix environment    $16,943.00

Migration of 145 MVS JCL Jobsteps to UNIX shell scripts
(JCL/ARZJCL2 and ARZJCL2C)                                         $ 1,000.00

Online comparison of screens to CCS documentation                  $ 5,000.00

JCL EBM verification (run in verify mode to condition code 0)      $ 5,000.00


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                                                                   __________
SUBTOTAL for the Basic Migration Service for the CCS application
as described above.                                                $51,089.00

Section 1.2: Training

    With the purchase of the UniKix 4.1 license software, UT will provide standard UniKix Training, consisting of a one week training class at our Phoenix facility for one individual. The following topics are included:
          UNIX
          Micro Focus COBOL
          UniKix On-line
          UniKix Batch
          Migrating EBM Applications to UniKix

       NOTE: Additional training is based on $300.00 per day per student plus T&L if the training is provided on the customer site. Minimum class size for customer site training is 6 people. It is CCS's desire to have UniKix Product Training (1 week) and Migration Training (I Week) for 3 CCS personnel at the Phoenix Facility.

    SUBTOTAL for the Standard UniKix Training ( 1 Week)            $ 3000.00
                         First individual free, second two at $300.00 per day

Section 1.3: Professional Consulting Services

    UT will provide one week of Migration Services Consulting.

    SUBTOTAL for ( 1 Week) Consulting Services                     $ 5000.00

Section 1.4: Project Management

    UT will provide project management services throughout the duration of the project to act as the focal point for all project related issues, coordinate resources, and assure timely transfer of deliverables according to the project plan. Status meetings will be conducted via telephone conference calls to monitor the progress of the project.

    SUBTOTAL for Project Management                                $ 5,609.00

TOTAL Migration Services Fixed Price                               $64,698.00
Less Discount                                                      $(7,198.00)
                                                                   -----------
NET Migration services Fixed Price                                 $57,500.00

Section 1.5: Payment Milestones

    Payment Milestones

    1.0 Initial Payment for Migration Services upon project
        initiation                                                 $17,500.00
    2.0 Delivery of the verification documents                     $17,500.00
    3.0 Completion of Training and consulting Service (2 Weeks)    $17,500.00
    4.0 Completion of test grace period (30 days after item
        3.0 above)                                                 $ 5,000.00
                                                                   -----------

    TOTAL                                                          $57,500.00

Section 2: Migration Strategy

Section 2.1: Definition of the Migration Process


                                       [CHART]


The picture above represents the suggested migration process. Within each task the designation of CCS means CCS Technology Group, Inc. responsibility and UT means UniKix Technologies responsibility.

UniKix Technologies will provide the professional services as part of the fixed price agreement up to and including the-verification of the migrated source code. CCS Technology Group, Inc. will be required to provide application knowledge during the migration. CCS Technologies Group, Inc. resource(s) will be required onsite at the UT Phoenix facility for verification of the migrated source before delivery to CCS. The verification will be conducted by UT personnel in order to demonstrate to CCS personnel the comparison of the online screens with the documentation and the JCL EBM verification.

UniKix Technologies will offer their services for the remaining tasks as Professional Consulting Services to be requested by the client for those tasks when they need assistance.

Section 2.2: Definition of the Testing Process

There will be no formal Acceptance Testing as part of the Professional Services Contract. To verify that the source code has been migrated successfully UT will compare all online screens against the documentation provided by CCS, and will run the Job ARZJCL2 (limited to 98 steps) through the EBM process in verify mode to a successful completion of condition codes of 0 and will execute Job ARZJCL2C / Program ARU900 which will write a header and trailer record to a file in order to test the I/O Module. CCS resource will be available onsite in Phoenix during this verification as described above The completion of the verification serves as acceptance of the source code migration by CCS.

All further testing will be the responsibility of CCS and be performed initially at UT's Phoenix facility and subsequently at CCS's facility Upon the initiation of a Professional Services Consulting Agreement and Work Order, UT will provide consulting services to assist CCS in their testing effort and help resolve any product or migration discrepancies that may arise from testing.

Section 2.3: Environments

Current Environment         Migration Environment        Target Environment

Hardware:                   Hardware:                    Hardware:
IBM 3090                    HP T500                      Sparc/20

Software:                   Software:                    Software:

MVS                         HP UX Operating System       Solaris 2.4
                                9.0.4
                            Microfocus COBOL 3.2         Microfocus COBOL 3.2
                            Oracle 7 Ver. 7.1            UniKix Ver. 4.1
                            Syncsort Ver. 1.5            EBM Ver. 8.0
                            UniKix Ver. 4.1
                            EBM Ver. 8.0
                            KixScan
                            KixWorld
                            BRIXTON PU4/PU5
                            ISC

Section 2.4: Project Responsibilities

CCS Technology Group, Inc. Statement of Work

The initial project plan is described in Appendix B - Initial Project Plan. This project plan will be determined after the delivery of VISION PLUS Release 2.1 on December 20, 1995 and agreed upon by both parties at the onset of the project. The milestones and project responsibilities are outlined in this section.

Project Preparation

     CCS Technologies Group, Inc. will provide a detailed document describing the application inventory as Appendix A - CCS Application Inventory Listing which lists all programs, naming conventions, transaction codes, BMS Mapsets, and CopyBooks. Appendix A should be received and reviewed by UniKix Technologies by the project start date.

    CCS Technologies Group, Inc. will provide UT the documentation for each of the 4 modules.

    CCS Technologies Group, Inc. will provide tapes that include the following items from the BASELINE:

              On-line source programs.
              Batch source programs.
              Copybook members.
              Batch JCL.
              JCL procedures.
              Control Cards used in JCL.
              BMS Maps.
              Macros or RDO used for the CICS: FCT, PPT, PCT, TCT tables.

    UT will establish a BASELINE migration environment at the UT Phoenix
       Facility for CCS Technologies Group, Inc. migration project.

    UT and CCS Technologies Group, Inc. will allocate appropriate resources for the time periods defined in Section 2.6 of this Statement of Work.

Project Management

    UT and CCS Technologies Group, Inc. will provide project management services throughout the duration of the project to act as the focal point for all project related issues, coordinate resources, and assure timely transfer of deliverables according to the project plan.

    Status meetings will be conducted via telephone conference calls to monitor the progress of the project. The frequency and timing of status meetings will be mutually agreed after commencement of the project.

Conversion

    UT will be NOT be responsible for converting CCS Technology Group, Inc.
       data.

Migration

    UT will be responsible for migrating CCS Technologies Group, Inc. source programs included Appendix A - CCS Application Inventory Listing.

       On-line COBOL    TO   Micro Focus COBOL/2 programs
       Batch COBOL      TO   Micro Focus COBOL/2 programs
       MVS JCL          TO   EBM Batch Shell Scripts
       Procs            TO   EBM Batch Shell Scripts
       Control Cards    TO   UNIX Sequential Line sequential files
       BMS Maps         TO   UniKix BMS Maps

Section 2.5: Deliverables

Project Deliverables

Deliverable                                                 Responsible Party
-----------                                                 ------------------

Appendix A - CCS Application Inventory Listing              CCS
BASELINE Application Tapes                                  CCS
Module Documentation                                        CCS
COBOL programs representing the Assembler Language
  Programs                                                  CCS
Appendix B - Initial Project Plan                           UT
Delivery of the UniKix licensed software                    UT
Verification of the Migrated Source code                    UT/CCS
Completion of comparison of migrated online screens         UT
  against CCS Documentation
Completion of JCL execute in verify mode using EBM          UT
  - condition code 0 for Job ARZJCL2 (limited to 98
  steps)
Completion of JCL ARZJCL2C/ program execution ARU900        UT
  (limited to 45 steps)
Completion of UniKix Product Training (1 Week)              UT
Completion of UniKix Migration Training (1 Week)            UT
Delivery of Migrated Source (On-line and Batch)             UT/CCS

Project Management Deliverables

Deliverable                                 Responsible Party
-----------                                 ------------------

Status Reports                              UT
Status Conference Calls                     UT and CCS Technology Group, Inc.

Section 2.6: Resource Allocation

UT will provide the following resources for the migration project:
    One (1) Project Manager.

    One (1) Migration Services Technical Lead.

    Adequate Analysts as defined in the detail project plan, agreed upon by both parties at the onset of the project.

CCS Technology Group, Inc. will provide the following resources for the migration project:
    One (1) Project Manager.

One (1) Application Technical Analyst - with sufficient knowledge of the 4 modules to answer questions related to the migration of the application. CCS Technology Group, Inc. resource(s) will be available by phone for the initial period of the migration and will be onsite at the UT facility in Phoenix, Arizona for the verification of the migrated source code.

    During the two weeks training and consulting services period, CCS will send a maximum of 3 CCS personnel. One (1) of the three (3) must be a technical analyst with application knowledge.

Section 3: Assumptions

The following assumptions have been made in preparing this statement of work and project plan.

1.) UT assumes that CCS Technology Group, Inc.'s application programs will be forwarded to UT in a timely manner in compliance with the schedule.

         Cumulative delays caused by client of 5 days duration may result in UT's adjustment of the project delivery schedule. Delays caused by client of 10 days duration may result in UT's readjustment of the delivery schedule and/or the development of a new project plan, and/or the reassignment of project personnel. Delays subject of this section shall include, but not be limited to:
         (1) client's failure to provide application programs as agreed,
         (2) client's failure to provide a dedicated technical resource with sufficient knowledge of the project and application to facilitate UT's completion of the project,

2.) UT assumes that the information provided in Appendix A - CCS Application
    Inventory Listing is a complete and functional application. Any additional time required to acquire a complete system will be submitted as a change order and be added to the estimate detailed in Section 1.1.

3.) UT assumes that the applications to be migrated to UniKix will follow normal standards that eliminate a need for significant modifications on the part of UT. If for any reasons a CCS Technology Group, Inc.'s application needs significant modifications, such modification will impact the project schedule.

4.) UT assumes that CCS Technology Group, Inc. is providing a system platform sufficient to complete all tasks associated with the Migration effort of CCS Technologies Group, Inc.'s modules upon delivery.

5.) UT assumes that if the scope of the project changes during the period of the project plan, UT will analyze the impact of such change on the project and will present revised schedules and costs.

6.) UT agrees and assumes that CCS Technology Group, Inc. also agrees, to their respective responsibilities as outlined in this document, to achieve successful completion of the project. If in the course of performing its responsibilities, UT becomes aware of a better way of providing the functionality of the system, UT will so advise CCS Technologies Group, Inc. so that each potential improvement can be evaluated.

 8.) Re-engineering of approximately 5% of the source may be required for performance considerations. This activity will be charged as Professional Consulting Services.

 9.) UT's standard training within a Migration Project does not include education on performance tuning, sizing, or disk optimization.

10.) All T&L associated with the Migration Services will be charged to CCS
     Technology Group, Inc. with prior approval by CCS Technologies Group,
     Inc.

11.) UT' s assumes that CCS will convert the assembler routines identified in the conforming to the delivery dates specified in the project plan - Appendix B. Failure to deliver programs to replace the assembler routines, will impact the project schedule and be subject to the delay penalty in assumption 1.

12.) UT assumes that without complete acceptance testing, UT is unable to provide a warrantee period for the migrated source.

Section 4: Approvals

By signature below, the respective representative has agreed to this Statement of Work.

    CCS Technology Group, Inc.                  UniKix Technologies
    The Spectrum Building                       13400 N. Black Canyon Highway
    900 Winderley Place                         Bldg. B., Suite 100
    Maitland, Florida  32751                    Phoenix, Arizona 85029
    Phone (407) 660-0343                        Phone (602) 862-445S


By: /s/ Gerald L. Vaughn                        By:  Ralph E. Tomerlin
----------------------------------              -----------------------------

Name:  Gerald L. Vaughn                         Name:  /s/ Ralph E. Tomerlin
       ---------------------------                     ----------------------
       Project Manager                                 Project Manager

Date:  12/13/95                                 Date:  12/11/95
       ---------------------------                     ----------------------

By:  /s/ Daniel P. Stavros                      By:  Brian Newlove
     -----------------------------                   ------------------------

Name:  Daniel P. Stavros                        Name:  /s/ Brian Newlove
       ---------------------------                     ----------------------
       Signature with Authority                        Director, Migration
                                                         Services

Date:  12/13/95                                 Date:  12/11/95
       ---------------------------                     ----------------------

Appendix A: - CCS Application Inventory Listing



                                   CCS APPLICATION
                                  INVENTORY LISTING

Appendix B: Initial Project Plan

Project plan must be determined after the delivery of VISION PLUS Release 2.1 expected by December 20, 1995.
                                  DRAFT IN PROCESS

Appendix A: - CCS Application Inventory Listing

                                   CCS APPLICATION
                                  INVENTORY LISTING

Appendix B: Initial Project Plan

Project plan must be determined after the delivery of VISION PLUS Release 2.1 expected by December 20, 1995.

                                   DRAFT IN PROCESS

                    AGREEMENT FOR PROFESSIONAL CONSULTING SERVICES

UT Agreement No UB0172

    This Agreement for Professional Consulting Services is made by and between BULL HN INFORMATION SYSTEMS INC. by its UniKix Technologies Unit, having a place of business at 13400 N. Black Canyon Highway, Building B, Suite 100, Phoenix, AZ 85029, (hereinafter "Consultant") and CCS TECHNOLOGY GROUP, INC., having a place of business at 900 Winderley Place, Maitland, FL 32751 (hereinafter "Customer").

                                 W I T N E S S E T H:

    WHEREAS, Customer desires to utilize the expert advice and assistance of Consultant in the field in which Consultant has professional qualifications, and

    WHEREAS, Consultant is willing and able to perform such services in furtherance of Customer's business under the terms and conditions of this Agreement,

    NOW, THEREFORE, in consideration of the covenants contained herein, and other good and valuable considerations, the parties hereto agree as follows:

Article 1 - Term and Termination

1.1 This Agreement will become effective on the date executed by Consultant and will continue in effect through the completion of each mutually agreed Work Order, as described in Article 3.1. The initial Work Order is attached hereto as Exhibit A.

1.2 Customer may terminate any Work Order, or any portion thereof, upon ten
    (10) days advance written notice. Upon receipt of such notice, Consultant shall advise Customer of the extent to which performance has been completed through such date, and collect and deliver to Customer whatever work product then-exists in the manner requested by Customer. Consultant shall be paid for all work performed through the date of termination.

1.3 In the event of any termination of this Agreement, Articles 4 and 5 hereof shall survive and continue in effect.

Article 2 - Independent Contractor Status

2.1 It is the intention of the parties that Consultant be an independent contractor and not an employee, agent, joint venturer, or partner of Customer. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Customer and either Consultant or any employee or agent of Consultant.

2.2 Consultant shall retain the right to perform work for others during the terms of this Agreement. Customer shall retain the right to cause work of the same or a different kind to be performed by its own personnel or other contractors during the term of this Agreement.

Article 3 - Service to be Performed by Consultant

3.1 All work performed by Consultant shall be documented in a mutually developed and agreed Work Order signed by authorized representatives of both parties. Each Work Order shall set forth, at a minimum, the work to be done, the number of Consultant's personnel to be assigned to Customer's work, the duration of each individual's assignment, and fees for the work to be performed. Consultant shall have the right to accept or decline any proposed Work Order.

3.2 Consultant and Customer shall mutually determine the method, details, and means of performing the work to be carried out by Consultant for Customer. Customer may require, and Consultant's personnel shall observe at all times, the security and safety policies of Customer, and the applicable procedures and standards of Customer relating to the use of, and development of, software code for Customer. In addition, Customer shall be entitled to exercise a broad general power of supervision and control over the results of work performed by Consultant to ensure satisfactory performance. This power of supervision shall include the right to inspect, stop work, make suggestions or recommendations as to the details of the work, and request modifications to the scope of the Work Order.

3.3 Consultant will try to accommodate work schedule requests of Customer to the extent possible. Should any personnel of Consultant be unable to perform scheduled services because of illness, resignation, or other causes beyond Consultant's reasonable control, Consultant will attempt to replace such personnel within a reasonable time, but Consultant shall not be liable for failure if it is unable to do so, giving due regard to its other commitments and priorities.

3.4 Customer will advise Consultant of the individual to whom consultant's manager will report progress on day-to-day work. Customer and Consultant shall develop appropriate administrative procedures for performance of work at Customer's site. Customer shall periodically prepare an evaluation of the work performed by Consultant for submission to Consultant.

3.5 Consultants personnel will perform all work primarily at Customer's premises except when such projects or tasks may, as mutually determined, be performed
    off-site.   Customer agrees to provide working space and facilities, and any other services and materials Consultant or its personnel may reasonably request in order to perform their work. Customer recognizes there may be a need to train Consultant's personnel in the unique procedures used at Customer's location. When Customer determines that such training is necessary, Customer shall, unless otherwise agreed in writing, pay Consultant for its personnel's training time.

Article 4 - Compensation

4.1 The current schedule of fees for work performed by Consultant under Work Order # 1 shall be on a time and material basis at the rates agreed and set forth in Work Order # 1. Fees for work performed by Consultant against subsequent Work Orders shall be those fees mutually negotiated by Consultant and Customer prior to execution of any subsequent Work Order.

4.2 Consultant shall submit invoices to Customer monthly for the services furnished and other expenses incurred hereunder. Each invoice will provide a breakdown and distribution of charges by name of individual and expense items.

4.3 In addition to the payment of fees as mutually agreed, Consultant shall invoice Customer on a monthly basis, at actual cost, the reasonable travel (including airfare and consultant "in-transit time"), and living expenses of Consultant's personnel for any Customer authorized travel to and from Customer's work location, and other travel as may be determined by Customer and specified within a Work Order.

4.4 The payments specified herein shall not be construed to include local, county, state or federal sales, use, excise, personal, property, or other similar taxes, if applicable (but excluding taxes based upon Consultant's income), and any such tax, if applicable, shall be assumed and paid for by Customer.

4.5 Customer shall pay each invoice in full with thirty (30) days receipt thereof.

4.6 In the event of termination of this Agreement, Customer shall be obligated to pay Consultant any outstanding payments for work completed up to the point of termination. Customer obligation of payment shall survive any such termination of this Agreement.

4.7 Consultant shall procure and maintain workers' compensation coverage sufficient to meet the statutory requirements of every state in which Consultant's personnel are engaged in Customer's work.

Article 5 - License Grant

5.1 In the event consulting services contemplated hereunder require the evaluation or use of Customer software programs by Consultant, Customer shall grant, and hereby does grant Consultant, a non-exclusive, non-transferable, royalty free license under Customer's intellectual property rights, to use and evaluate any and all such software programs ("Project Software"), in object and source code if applicable, including any instruction or operating documentation related thereto, for internal use only, solely for the purposes contemplated in the Work Order.

5.2 Customer represents and warrants that it has all rights and licenses necessary to grant the license-to Consultant in Article 5.1. Customer agrees to indemnify, hold harmless and defend Consultant, and Consultant employees, from and against any and all suits, proceedings at law or in equity, and any and all liability, loss, claims, costs, damages or expenses, including reasonable attorney's fees, arising out of or in connection with any claims by a licensor of Project Software, that any aspect of Consultant's performance pursuant to the license granted Consultant in Article 5.1.

5.3 Consultant shall not acquire any right, title or interest in the Project Software except as provided herein.

Article 6 - Intellectual Property Rights

6.1 Consultant shall maintain in strict confidence and shall use and disclose only as authorized by Customer, all information of a competitively sensitive or proprietary nature that it receives in connection with the work performed for Customer pursuant to each Work Order. Consultant shall require its personnel to agree to do likewise. Customer shall take necessary steps to identify for the benefit of Consultant and its personnel any information of a competitively sensitive or proprietary nature, by affixing confidentiality notices to written material. These restrictions shall not be construed to apply to (1) information generally available to the public, (2) information released by Customer generally without restriction, (3) information independently developed or acquired by Consultant or its personnel without reliance in any way on other protected information of Customer, or (4) information approved for the use and disclosure of its personnel without restriction. Notwithstanding the foregoing restrictions, Consultant and its personnel may use and disclose any information (1 ) to the extent required by an order of any court of other governmental authority of (2) as necessary for it or them to protect their interest in this Agreement, but in each case only after Customer has been so notified and has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure.

6.2 All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Consultant or its personnel during the course of performing Customer's work (collectively the "Work Product") shall belong exclusively to Customer and shall, to the extent possible, be considered a work made for hire for Customer within the meaning of Title 17 of the United States Code. Consultant automatically assigns, and shall cause its personnel automatically to assign, at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest it or they may have in such Work Product, including any copyrights or other intellectual property rights pertaining thereto. Upon request of Customer, Consultant shall take such further actions, and shall cause its personnel to take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give fully and proper effect to such assignment.

6.3 Expressly excluded from the provisions of Article 6.2 is any preexisting development tool of any kind which Consultant may provide for purposes of performing the services contemplated by the Work Order, and Consultant shall retain any and all right, title and ownership it may have to such preexisting tools and material.

6.4 Notwithstanding anything to the contrary herein, Consultant and its personnel shall be free to use and employ its and their general skills, know-how, methods, techniques, or skills gained or reamed during the course of any assignment, so long as it or they acquire and apply such information without disclosure of any confidential or proprietary information of Customer and without any unauthorized use or disclosure of Work Product.

Article 7 - Limitations

7.1 CONSULTANT DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES RENDERED BY ITS PERSONNEL OR THE RESULTS OBTAINED FROM THEIR WORK, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CONSULTANT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES, OR FOR ACTS OF NEGLIGENCE THAT ARE NOT INTENTIONAL OR RECKLESS IN NATURE, REGARDLESS OF WHETHER IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.2 Customer agrees that Consultant's aggregate liability hereunder for damages, regardless of the form of action, shall not exceed the total amount actually paid by Customer for such services.

7.3 Consultant shall not be liable to Customer for any failure or delay caused by events beyond Consultant's control, including, without limitation, Customer's failure to furnish necessary information, failures or delays in transportation or communication, failures or substitutions of equipment, or technical failures.

Article 8 - General

8.1 All rights of each party hereunder are separate and cumulative, and no one of them, whether exercised or not exercised, will be deemed to be an exclusion of any other right, and will not limit or prejudice any other legal or equitable right which it may have. Should any art of this Agreement for any reason be declared invalid or void, such decision shall not affect the remaining portion which will remain in full force and effect as if the Agreement had been executed with the invalid portion eliminated.

8.2 Neither party may assign any right or obligation of this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

8.3 Neither party shall, without the prior written consent of the other, recruit or hire any personnel of the other party who are or have been assigned to perform work until one (1) year after the completion of the last Work Order in effect between the parties.

8.4 All notices required to be sent hereunder shall be in writing and shall be deemed given five (5) days after deposited in the U.S. Mail, or faxed, receipt acknowledged, however, no action adverse to the other party may be taken unless the party taking action ascertains by any reasonable method that notice has been received.

8.5 To the extent that Consultant's personnel may perform work at Customer's premises, Customer shall maintain comprehensive general liability insurance, including broad form property damage coverage, with limits of at least $1 million combined single limit for personal injury and property damage for each occurrence.

8.6 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Customer and Consultant agree that with respect to any dispute or claim arising out of this Agreement or any alleged breach thereof, jurisdiction and venue shall be exclusively in the United States District Court for Massachusetts (Boston) and Customer and Consultant hereby irrevocably agree to submit to the jurisdiction of such court.

8.7 This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for Customer. Any modification of this Agreement will be effective only if it is in writing signed by the parties hereto.

The parties hereto acknowledge reading this Agreement, agree to be bound by its terms and conditions, and Customer's signature hereto signifies Customer's acceptance of, and obligation to pay, the fees mutually agreed in the attached Work Order.

CUSTOMER:                              CONSULTANT:
CCS Technology Group, Inc.             Bull HN Information Systems Inc.
                                       by its UniKix Technologies Unit

/s/ Daniel P. Stavros                  /s/ Alfred W. Randall
----------------------------------     --------------------------------------
(Signature with Authority)             Alfred W. Randall

Daniel P. Stavros, Chief               Director, Contract Administration
  Information Officer
----------------------------------     --------------------------------------
(Name and Title)                       (Name and Title)

12/13/95                               12/11/95
----------------------------------     --------------------------------------
(Date)                                 (Date)

                                      EXHIBIT A
                                    Work Order #1
                                 Consulting Services

                             CCS Technologies Group, Inc.
                                       8/28/95
                                   Revised 12/11/95

Consulting Strategy

Consultant shall provide the services of a migration analyst to support and assist CCS Technologies Group, Inc.'s migration effort, under the direct supervision and control of CCS Technologies Group, Inc. (CCS). During the support period UT personnel will be available to answer any UniKix Product related questions and to assist in the migration of the following modules:
Customer Authorization System (CAS), Credit Management System (CMS), Security sub-System and Common Routines (SSC, and Accounts Services Management (ASM). This work order is subject to the terms and conditions of the Professional Consulting Agreement #UB0172.

Period of Performance

February 27, 1996 through March 22, 1996

Estimated at (4 weeks)  $ 25,000.00

UT will provide CCS Technologies Group, Inc., with a time card at the end of each week for concurrence of services.

If at any time after the end of the Period of Performance stated in this work order, CCS Technologies Group, Inc. desires to obtain additional Consultant services under the terms of this Consulting Agreement, CCS Technologies Group, Inc. shall provide UT a minimum of two (2) weeks advance notice of such request, and CCS Technologies Group, Inc. and UT shall mutually develop and execute a new Work Order, subject to the terms of the Consulting Agreement and availability of Consultant personnel.

Fees

Consultant fees for services are as follows:

    Standard Fee:                 $ 90.00 per hour
    Overtime Fee:                 $180.00 per hour
    Remote Consultation Fee       $ 75.00 per hour

Standard service is defined as those services provided, during a normal business week,

Monday through Friday, not to exceed forty five (45) hours in any given week. Standard services shall be charged at Consultant's standard fee.

Overtime service is defined as those services which exceed forty five (45) hours in any given week. Overtime Services must be authorized by signature of an CCS Technologies Group, Inc. representative prior to the work being performed by Consultant. Services authorized by CCS Technologies Group, Inc. which exceed forty five (45) hours per week shall be charged at Consultant's overtime fee. Any services performed outside the normal business week ("Weekends"), must be a minimum of eight hours duration, and will be charged at Consultant's overtime fee. Weekend work must be requested by CCS Technologies Group, Inc. at least five (5) days in advance in order to accommodate Consultant personnel travel plans.

Remote consultation is defined as those support efforts which can not be performed by Consultant's on-site personnel, and are beyond the scope of the support provided by Consultant under this Consulting Agreement, and therefore must be performed at Consultant's Phoenix, AZ, development center. Remote consultation services shall be charged at the remote consultation fee.

Expenses:

CCS Technologies Group, Inc. agrees to pay, and hereby authorizes, the airfare and incidental expenses of Consultant personnel as defined in the Professional Consulting Agreement #UB0172. Expenses will enable such personnel weekend travel to and from their respective homebase. In addition, CCS Technologies Group, Inc. agrees to pay the actual living expenses of Consultant's personnel, if such personnel elect to remain at client site during a given weekend, even though no professional services are rendered during such weekend.

IN WITNESS WHEREOF, the parties duly authorized representatives execute this Work Order as follows:

CCS Technologies Group, Inc.           CONSULTANT
                                       Bull HN Information Systems Inc.
                                       by Its Unikix Technologies Unit

/s/ Daniel P. Stavros                  /s/ Brian Newlove             12/11/95
----------------------------------     --------------------------------------
(Signature with Authority)             (Signature with Authority)